EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-210457) and Form S-8 (Nos. 333-18797, 333-188167, 333-139553 and 333-215248) of NCR Corporation of our report dated February 24, 2017 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
February 24, 2017